SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: July 18, 2008
Date of Submission: July 24, 2008

THE MINT LEASING, INC.
(Formerly Legacy Communications Corporation)
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

333-125907	87-0579824
(Commission File Number)	(IRS Employer Identification Number)

Jerry Parish
President
The Mint Leasing, Inc.
323 N. Loop West
Houston, Texas 77008
(Formerly 210 North 1000 East, St. George, UT)
(Address of principal executive offices)

(713) 665-2000
 (Registrant’s telephone number, including area code)

EXPLANATORY NOTE

        On July 24, 2008 The Mint Leasing, Inc., a Nevada corporation (“Mint” or the “Company”), filed a Current Report on Form 8-K (the “Original Filing”) announcing, among other things, the merger of The Mint Leasing, Inc., a Texas corporation, (“Mint Texas”)a privately held company with and into a wholly owned subsidiary of Mint (the “Merger”), and that as a result Mint Texas became a wholly owned subsidiary of Mint. We are filing this Current Report on Form 8-K/A (this “Amended Filing”) to clarify certain statements and figures and to more fully explain the Merger by including by way of exhibit, the audited financial statements of Mint Texas and the unaudited Pro-Forma Condensed Combined statement for Mint. For the sake of convenience, this Amended Filing amends and restates the Original Filing in its entirety, as of the date of the Original Filing. The filing of this Amended Filing shall not be deemed to be an admission that the Original Filing when made included any untrue statement of a material fact or omitted to state a material fact necessary to make a statement not misleading.

ITEM 1.01- Entry into a Material Definitive Agreement.

On July 18, 2008, The Mint Leasing, Inc. (formerly Legacy Communications Corporation) (Mint Nevada”) entered into a definitive agreement to acquire all of the issued and outstanding shares of capital stock of The Mint Leasing, Inc., a Texas corporation, (“Mint Texas”)a privately held company in the business of leasing automobiles, and fleet vehicles throughout the United States. Most of its customers are located in Texas, and six other states in the Southeast. Lease transactions are solicited and administered by the Company’s sales force and staff. The Mint Leasing’s customers are primarily comprised of brand-name automobile dealers that seek to provide leasing options to their customers, many of whom would otherwise not have the opportunity to acquire a new or late-model-year vehicle.  As a result of the acquisition, the shareholders of Mint Texas own a majority of the voting stock of Mint Nevada, Mint Texas is a wholly owned subsidiary of Mint Nevada and Legacy Communications Corporation changed its name to The Mint Leasing, Inc.

ITEM 2.01-Acquisition or Disposition of Assets

On July 18, 2008, The Mint Leasing, Inc. (formerly Legacy Communications Corporation) (Mint Nevada”) completed the acquisition of all of the issued and outstanding shares of capital stock of The Mint Leasing, Inc., a Texas corporation, (“Mint Texas”)a privately held company in the business of automobiles, and fleet vehicles throughout the United States. Most of its customers are located in Texas, and six other states in the Southeast. Lease transactions are solicited and administered by the Company’s sales force and staff. The Mint Leasing’s customers are primarily comprised of brand-name automobile dealers that seek to provide leasing options to their customers, many of whom would otherwise not have the opportunity to acquire a new or late-model-year vehicle.  As a result of the acquisition, the shareholders of Mint Texas own a majority of the voting stock of Mint Nevada, Mint Texas is a wholly owned subsidiary of Mint Nevada and Legacy Communications Corporation changed its name to The Mint Leasing, Inc.

The equity interest was acquired from the two individual shareholders.  No prior material relationship existed between the selling shareholders and Mint Nevada, any of our affiliates, or any of our directors or officers, or any associate of any of our officers or directors

As permitted under Item 9.01 of Form 8-K, the pro-forma financial information was omitted from this current report.

ITEM 3.02- Unregistered Sales of Equity Securities.

In connection with the acquisition of Mint Texas described in Item 2.01 above, the company issued 70,650,000 shares of common stock and 2,000,000 shares of Series B Convertible Preferred stock to the selling stockholders.  145,000 shares of Series A Convertible Preferred Stock were issued to several accredited investors for a total of $145,000.  The shares of Series A Preferred Stock were issued pursuant to the Stock Purchase Agreement in a privately negotiated transaction and did not involve a public solicitation or announcement.  All of the shares of Series A Preferred Stock are restricted from resale without registration or an exemption from registration under the Securities Act of 1933.  The Company believes that the issuance of the Series A Preferred Stock was exempt from registration under Section 4(2) of the Securities Act of 1933.

Warrants to purchase 2,000,000 common shares were issued to the selling stockholder who was elected Director, President and Chief Executive Officer of Mint Nevada in connection with the assumption by Mint Nevada on the closing date of his employment agreement with Mint Texas.

11,028,872 shares of common stock were issued to several accredited investors in conversion of promissory notes.  These shares were issued solely in exchange for outstanding securities and were exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

Warrants to purchase 2,100,000 shares at prices of $.10, $.50, $1.00, $1.50 and $2.00 per share were issued to two consultants in connection with consulting agreements executed with Mint Texas as of June 1, 2007 and assumed by Mint Nevada on the closing date. These warrants were issued without public solicitation or announcement and may not be resold without registration or an exemption from registration under the Securities Act of 1933.  The Company believes that the issuance of these warrants was exempt from registration under Section 4(2) of the Securities Act of 1933.

ITEM 3.03- Material Modification to Rights of Security Holders.

As a result of the issuance of 145,000 shares of Series A Preferred Stock under the Stock Purchase Agreement, all limitations on the aggregate voting rights of the holders of the Series A Preferred Stock and all limitations on the conversion rights of the Series A Preferred Stock have ceased under the terms of the documents defining the rights of the Series A Preferred Stock.  From and after July 18, 2008, each share of Series A Preferred Stock is entitled to 200 votes in any matter on which stockholders are entitled to vote and may be converted into 200 shares of Post-Combination Common Stock.

On July 18, 2008, the Company issued 2,000,000 shares of its Series B Preferred Stock which are entitled in the aggregate to the number of votes equal to the number of votes of all other voting securities plus one vote.  The effect of the Series B Preferred Stock is to limit the voting rights of the Post-Combination Common Stock to less than a majority of all votes, regardless of the number of shares that are issued from time to time.

Section 5 – Corporate Governance and Management

ITEM 5.01- CHANGES IN CONTROL OF REGISTRANT.

As a result of the transactions on July 18, 2008, Jerry Parish acquired control of the Company as a result of the acquisition, individually and as trustee, of 78.8% of the outstanding Post-Combination Common Stock and 100% of the Series B Preferred Stock in exchange for all of the outstanding shares of common stock and all of the outstanding shares of preferred stock of Mint Texas.  The Company was previously controlled by E. Morgan Skinner, Jr., Lavon Randall, Jeffrey B. Bate, and R. Michael Bull or trusts controlled by them.  There are no arrangements or understandings between the former and new control groups or their associates with respect to the election of directors or other matters.

ITEM 5.02-	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mr. E. Morgan Skinner, Jr. resigned as a director and resigned as the President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer of the Company effective as of July 18, 2008.

Mr. Jerry Parish was elected as a member of the Company’s Board of Directors and the following persons were elected to the offices set forth below on July 18, 2008:

Name	Age	Position	Held Since

Jerry Parish	65	President, CEO, Secretary and Chief Accounting Officer	2008

Anacelia Olivarez	45	Chief Financial Officer, Treasurer	2008

Michael Hluchanek	49	Director	2008

Kelley V. Kirker	48	Director	2008

Jerry Parish is the founder of Mint Texas with 40 years of experience in the automotive, retail sales, financial, public relations industries. Mr. Parish founded The Mint Leasing, Inc. in May 1999, a privately held company in the business of automobiles, and fleet vehicles throughout the United States. Prior to 1999, Mr. Parish was the overseer of the #1 Ford Dealership in the Southwest. In addition, Mr. Parish was employed in various capacities by Geneva Leasing, Inc., and Westway Ford Auto Group, a leading automotive dealer in San Antonio, TX.

Anacelia Olivarez is the Chief Financial Officer and Comptroller for The Mint Leasing, Inc., a privately held company in the business of automobiles, and fleet vehicles throughout the United States. Mrs. Olivarez has 16 years of experience in accounting and finance and prior to employment with Mint Leasing, Inc., Mrs. Olivarez was employed with Aviation Laboratories, a full service laboratory for testing aviation oils, oil filter contents and metal chip analysis, fuels, and hydraulic fluids, and Tecbrake, an international engine and brake distributor.

Michael J. Hluchanek, a consultant with 22 years of experience in development, implementation and operation of Information Technology systems. Mr. Hluchanek, together with Mr. Kirker, founded Ongoing Solutions LLC in April 2004, a consulting company that provides business development, acquisition review, public filing assistance, website design and development and other support services to small businesses. Prior to 2004, Mr. Hluchanek was employed in various capacities by IT/IS, Inc., a provider of searchable internet databases for litigation support, Pharmhouse, Inc., a developer and operator of webbased pharmaceutical fulfillment services, and National Law Library, a provider of on-line legal research materials for lawyers .

Kelley V. Kirker, a consultant with 26 years of experience in software programming, document management, content development. Mr. Kirker, together with Mr. Hluchanek, founded, and Mr. Kirker presently serves as the President of, Ongoing Solutions LLC a consulting company that provides business development, acquisition review, public filing assistance, website design and development and other support services to small businesses. Mr. Kirker was the Chief Operating Officer and a director of IT/IS Holdings, a holding company that had subsidiaries providing various internet-based services to pharmaceutical and legal professionals.

On June 26, 2008, the board of directors adopted, and on July 18, 2008 the stockholders approved, the 2008 Directors, Officers, Employees and Consultants Stock Option, Stock Warrant and Stock Award Plan (the “Plan”).  Under the Plan, the board of directors (or a committee thereof) may grant options, warrants or restricted or unrestricted shares of the Company’s Post-Combination Common Stock or preferred stock to its directors, officers, employees or consultants.  On July 18, 2008, the board of directors granted to Mr. Parish a fully-vested and immediately exercisable option to purchase 2,000,000 shares of Post-Combination Common Stock for a period of, ten years.

On July 18, 2008, the Company assumed the employment agreement between Mint Texas and Mr. Parish.  The employment agreement provides for a salary $675,000 per annum and a bonus payable quarterly equal to 2% of the Company’s “modified EBITDA”.

ITEM 5.03- Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As set forth in the Company’s Information Statement on Schedule 14C dated June 26, 2008, the Company adopted the Second Amended and Restated Articles of Incorporation and Amended Bylaws as of July 18, 2008.  The Company further amended the Second Amended and Restated Articles of Incorporation on July 18, 2008 to change the Company’s name from Legacy Communications Corporation to The Mint Leasing, Inc., effective as of July 21, 2008.

ITEM 5.05-	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 18, 2008, the Company adopted a revised Code of Ethics replacing its former Code of Ethics.

ITEM 9.01 – Financial Statements and Exhibits

No.	Description

99.01	Audited financial statements of Mint Leasing, Inc. as of December 31, 2007 and for the year ended December 31, 2007
99.02	Audited financial statements of Mint Leasing, Inc. as of December 31, 2006 and for the year ended December 31, 2006
99.03	Unaudited financial statement as of June 30, 2008 and for the six month interim period ended June 30, 2008
99.04*	Audited financial statements of Mint Leasing, Inc. as of June 30, 2008 and for the period ended June 30, 2008
99.05*	Unaudited Pro-Forma Condensed Combined Financial Statements as of June 30, 2008 and for the period ended June 30, 2008
9.3	Voting Trust Agreement dated July 10, 2008 between Jerry Parish as trustee and Victor Garcia.
4.1	Incentive Stock Option for 2,000,000 shares
4.2	Consulting Agreement dated June 1, 2007
4.3	Consulting Agreement dated June 1, 2007
4.4	Common Stock purchase warrant for 1,050,000 shares

4.5	Common Stock purchase warrant for 1,050,000 shares
4.6	Note Conversion Agreement dated July 18, 2008
4.7	Designation of Series A Convertible Preferred Stock
4.8	Designation of Series B Convertible Preferred Stock
10.1
Agreement and Plan of Reorganization among Legacy Communications Corporation, The Mint Leasing, Inc., a Texas corporation, and the shareholders of the Mint Leasing, Inc., dated July 18, 2008 (without Exhibits).

10.2	Stock Purchase Agreement between Legacy Communications Corporation and Three Irons, Inc. dated July 18, 2008.
10.3	Employment Agreement between The Mint Leasing, Inc. and Jerry Parish dated July 10, 2008 assumed by The Mint Leasing, Inc. (f/k/a Legacy Communications Corporation)
10.4	Form of Indemnification Agreements between The Mint Leasing, Inc. (f/k/a Legacy Communications Corporation) and each of Jerry Parish, Michael Hluchanek, and Kelley V. Kirker
14.1	Code of Ethics dated July 18, 2008
99.1	Press Release dated July 22, 2008
99.2	Press Release dated July 23, 2008

 * included as exhibits attached hereto
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: July 25, 2008	By:	/s/ Jerry Parish
	Name:	Jerry Parish
	Title:	President

Exhibit 99.04
Audited financial statements of Mint Leasing, Inc. as of June 30, 2008 and for the period ended June 30, 2008

The Mint Leasing, Inc.

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2008

The Mint Leasing, Inc.

HJ & ASSOCIATES, L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

RSM McGladrey Network
An Independently Owned Member

50 West Broadway, Suite 600 • Salt Lake City, Utah 84101
Telephone (801) 328-4408 • Fax (801) 328-4461

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
The Mint Leasing, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheet of The Mint Leasing, Inc. as of June 30, 2008, and the related consolidated statements of operations, stockholders' equity, and cash flows for six months ended June 30, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Mint Leasing, Inc. as of June 30, 2008, and the results of their operations and their cash flows for the six months ended June 30, 2008, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of The Mint Leasing, Inc.'s internal control over financial reporting as of June 30, 2008, and, accordingly, we do not express an opinion thereon.

HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
November 24, 2008

American Institute of Certified Public Accountants
Member of Public Company Accounting Oversight Board

The Mint Leasing, Inc.
Consolidated Balance Sheet
June 30, 2008

ASSETS

Cash and cash equivalents	$376,649
Investment in sales-type leases, net	41,487,925
Vehicle inventory	401,424
Property and equipment, net	127,269
Other assets	15,298

TOTAL ASSETS	$42,408,565

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable and accrued liabilities	$393,691
Credit facilities	32,746,172
Notes payable to shareholders	363,702

TOTAL LIABILITIES	33,503,565

STOCKHOLDERS' EQUITY
Common stock, $1.00 par value, 100,000 shares authorized, 1,000 shares issued and outstanding	1,000
Additional paid in capital	15,912
Retained Earnings	8,888,088
Total Stockholders' Equity	8,905,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$42,408,565

The accompanying notes are an integral part of these consolidated financial statements.

The Mint Leasing, Inc.
Consolidated Statement of operations
For the Six Months Ended June 30, 2008

REVENUES
Sales-type leases, net	$26,411,352
Amortization of unearned income related to sales-type leases	2,346,305

Total Revenues	28,757,657

COST OF REVENUES
Cost of sales-type leases	16,091,983
Repossession and cancelled lease expense	4,902,521
Bad debt expense	990,947
Total Cost Of Revenues	21,985,451

GROSS PROFIT	6,772,206

GENERAL AND ADMINISTRATIVE EXPENSE	1,623,545

INCOME BEFORE OTHER INCOME (EXPENSE)	5,148,661

OTHER INCOME (EXPENSE)
Interest expense	(1,096,543)
Other income	35,902
Total Other Income (Expense)	(1,060,641)

Earnings before cumulative effect of change in accounting principle	4,088,020

Cumulative effect on prior years of changing the method of determination of allowance for doubtful accounts	(4,812,471)

NET LOSS	$(724,451)
Weighted average shares outstanding	1,000
Earnings per share before cumulative effect of change in accounting principle	$4,088
Loss per share	$(724)

The accompanying notes are an integral part of these consolidated financial statements.

The Mint Leasing, Inc.
Consolidated Statement of Changes in Stockholders’ Equity
For the Six Months Ended June 30, 2008

	Common Stock
	Shares	Amount	APIC	Retained Earnings	Total Equity
BALANCE at December 31, 2007	1,000	$1,000	$-	$10,028,298	$10,029,298

Distributions				(415,759)	(415,759)
Imputed interest on shareholder loans			15,912		15,912
Net Loss				(724,451)	(724,451)
BALANCE at June 30, 2008	1,000	$1,000	$15,912	$8,888,088	$8,905,000

The accompanying notes are an integral part of these consolidated financial statements.

The Mint Leasing, Inc.
Consolidated Statement of Cash Flows
For the Six Months Ended June 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(724,451)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,285
Imputed interest	15,912
Allowance for doubtful accounts	1,810,610

Decrease (increase) in operating assets
Net investment in sales-type leases	(13,486,182)
Inventory	273,943
Other current assets	338,630

Increase (decrease) in operating liabilities
Accounts payable and accrued expenses	(696,815)
Net Cash used in operating activities	(12,457,068)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(8,437)
Net Cash used by investment	(8,437)

CASH FLOWS FROM FINANCING ACTIVITIES:
Line of credit net change	12,705,738
Distributions of earnings	(415,766)
Net Cash Provided by Financing Activities	12,289,972
DECREASE IN CASH and CASH EQUIVALENTS	(175,533)

CASH and CASH EQUIVALENTS, AT BEGINNING OF PERIOD	552,182

CASH and CASH EQUIVALENTS, AT END OF PERIOD	$376,649

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

CASH PAID FOR:

Interest	$1,096,543
Income taxes	$-

The Mint Leasing, Inc.
Notes to the Consolidated Financial Statements
June 30, 2008

NOTE 1 – ORGANIZATION and NATURE OF BUSINESS ACTIVITY

A. Organization

The Mint Leasing, Inc. (“Mint” or “The Company") was incorporated on May 19, 1999 in the State of Texas and commenced operations on that date.

Effective July 18, 2008, The Mint Leasing, Inc., a Texas corporation (“Mint Texas”), a privately held company, completed the Plan and Agreement of Merger between itself and The Mint Leasing, Inc. (formerly Legacy Communications Corporation) (“Mint Nevada”), and the two shareholders of Mint Texas, pursuant to which Mint Nevada acquired all of the issued and outstanding shares of capital stock of Mint Texas.   In connection with the acquisition of Mint Texas described herein Mint Nevada issued 70,650,000 shares of common stock and 2,000,000 shares of Series B Convertible Preferred stock to the selling stockholders.   Consummation of the merger did not require a vote of the Mint Nevada shareholders.  As a result of the acquisition, the shareholders of Mint Texas own a majority of the voting stock of Mint Nevada, Mint Texas is a wholly owned subsidiary of Mint Nevada, and Legacy Communications Corporation changed its name to The Mint Leasing, Inc.   No prior material relationship existed between the selling shareholders and Mint Nevada, any of its affiliates, or any of its directors or officers, or any associate of any of its officers or directors

B.  Description of Business

Mint is a company in the business of leasing automobiles, and fleet vehicles throughout the United States. Most of its customers are located in Texas, and six other states in the Southeast. Lease transactions are solicited and administered by the Company’s sales force and staff. Mint’s customers are primarily comprised of brand-name automobile dealers that seek to provide leasing options to their customers, many of whom would otherwise not have the opportunity to acquire a new or late-model-year vehicle.

C.  Consolidation of Affiliate (under FIN 46R)

 Financial Accounting Standards Board ("FASB") Interpretation No. ("FIN") 46 (revised December 2003) "Consolidation of Variable Interest Entities" ("FIN 46(R)"), requires that if an entity is the primary beneficiary of a variable interest entity ("VIE"), the entity should include the assets, liabilities and results of operations of the VIE in its consolidated financial statements. In the six months ended June 30, 2008, the Company consolidated Mint Car and Truck Rentals, LLC.  (“Rentals”), as the Rentals entity was deemed a VIE and the Company considered itself to be the primary beneficiary of Rentals.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  Basis of Accounting

The Company’s financial statements are prepared using the accrual basis of accounting.   The company has a December 31 fiscal year-end. References herein to “we” or “our” refer to The Mint Leasing, Inc., unless the context specifically states otherwise.

B.  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for doubtful accounts and the estimated unguaranteed residual values on the lease receivable contracts purchased.

Although Mint attempts to mitigate credit risk through the use of a variety of commercial credit reporting agencies when processing customer applications, failure of the customers to make scheduled payments under their automobile lease contracts could have a material near-term impact on the allowance for doubtful accounts.

Realization of unguaranteed residual values depends on many factors, several of which are not within the Company's control, including general market conditions at the time of the original lease contract's expiration, whether there has been unusual wear and tear on, or use of, the vehicle, the cost of comparable new vehicles and the extent, if any, to which the vehicle has become technologically or economically obsolete during the lease contract term. These factors, among others, could have a material near-term impact on the estimated unguaranteed residual values.

C.  Revenue recognition

Sales-type leases

The Company’s customers typically finance vehicles over periods ranging from three to nine years.  These financing agreements are classified as operating leases or sales type leases as prescribed by SFAS No. 13, Accounting for Leases.  Revenues representing the capitalized costs of the vehicles are recognized as income upon inception of the leases. The portion of revenues representing the difference between the gross investment in the lease (the sum of the minimum lease payments and the guaranteed residual value) and the sum of the present value of the two components is recorded as unearned income and amortized over the lease term.

For the six months ended June 30, 2008, amortization of unearned income totalled $2,346,305.

Taxes assessed by governmental authorities that are directly imposed on revenue-producing transactions between the Company and its customers (which may include, but are not limited to, sales, use, value added and some excise taxes) are excluded from revenues.

Lessees are responsible for all taxes, insurance and maintenance costs.

D.  Cost of Revenues

Cost of Revenues comprises the vehicle acquisition costs for the vehicles to be leased to the Company’s customers, the costs associated with servicing the leasing portfolio and the direct costs of non-performing leases.  Acquisition costs include portfolio servicing costs of $3,022,511 and the purchase and delivery of the vehicle to the lessee, totalling $13,069,472 during the six months ended June 30, 2008.  Portfolio servicing costs including direct wages, bank service fees and premises costs.   Cost of non-performing leases amount to $4,902,521 for the six months ended June 30, 2008  Bad debt expense is comprised of an Allowance for Bad Debts amounting to $990,947 for the six months ended June 30, 2008.

E.  Cash and Cash Equivalents

Investments in highly liquid securities with original maturities of 90 days or less are included in cash and cash equivalents.

At June 30, 2008 the Company had deposits with a financial institution totalling $180,813 in excess of FDIC insurance limits.

F.  Allowance for Loan Losses

Provisions for loan losses are charged to operations in amounts sufficient to maintain the allowance for loan losses at a level considered adequate to cover probable credit losses inherent in our finance receivables.

The Company established allowance for loan losses is systematically based on the determination of the amount of probable credit losses inherent in the finance receivables as of the reporting date. The Company reviews charge-off experience factors, delinquency reports, historical collection rates, estimates of the value of the underlying collateral, economic trends, such as unemployment rates, and other information in order to make the necessary judgments as to probable credit losses.  The Company also uses historical charge-off experience to determine a loss confirmation period, which is defined as the time between when an event, such as delinquency status, giving rise to a probable credit loss occurs with respect to a specific account and when such account is charged off. This loss confirmation period is applied to the forecasted probable credit losses to determine the amount of losses inherent in finance receivables at the reporting date. Assumptions regarding probable credit losses and loss confirmation periods are reviewed periodically and may be impacted by actual performance of finance receivables and changes in any of the factors discussed above.

G.  Charge-off Policy

The Company’s policy is to charge off an account in the month in which the account becomes 120 days contractually delinquent if we have not already repossessed the related vehicle. The Company charges off accounts in repossession when the automobile is repossessed and legally available for disposition. A charge-off generally represents the difference between the estimated net sales proceeds and the amount of the delinquent contract, including accrued interest. Accounts in repossession that have been charged off have been removed from finance receivables and the related repossessed automobiles, are included in vehicle inventory on the consolidated balance sheet pending sale.

H.  Vehicle Inventory

Vehicle Inventory includes repossessed automobiles, as well as vehicles turned in at the conclusion of the lease.  Inventory of vehicles is stated at the lower of cost determined using the specific identification method, and market, determined by net proceeds from sale or the NADA book value.

I.  Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation and amortization on property and equipment are determined using the straight-line method over the three to five year estimated useful lives of the assets.

Cost and accumulated depreciation of assets as of June 30, 2008 are as follows:

Leasehold Improvements	$5,980
Furniture and Fixtures	97,981
Computer and Office Equipment	155,867
259,828
Less: Accumulated Depreciation	(132,559)
Net Property and Equipment	$127,269

Expenditures for additions, major renewal and betterments are capitalized, and expenditures for maintenance and repairs are charged against income as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income.

Depreciation expense charged to operations was $11,285 for the six months ended June 30, 2008.

J. Advertising

Advertising costs are charged to operations when incurred. Advertising costs for the six months ended June 30, 2008 totalled $22,377.

K.  Income Taxes

The Company’s financial statements do not include a provision for Income Taxes because the taxable income of Mint is included in the Income Tax Returns of the Stockholders under the Internal Revenue Service "S" Corporation elections.  As an “S” Corporation the Company was eligible to and did so elect to be taxed on a Cash Basis under the provisions of the Internal Revenue Service.

Upon completion of the July 18, 2008 transaction with Legacy as more fully described in Note 1 Mint ceased to be treated as a "S" Corporation for Income Tax purposes, resulting in (1) the imposition of income tax at the corporate level instead of the shareholder level and (2) the inability to continue to elect to be taxed on a Cash Basis resulting in a potential transitional income tax liability, which could possibly reach $2,750,000.  The potential liability is subject to special transitional rules that may allow such amounts, once they have been determined, to be paid over a four year period pursuant to the IRS code. The former shareholders of the “S” Corporation have undertaken to provide such assistance as may be necessary to minimize the Company’s exposure to such potential tax liability.   At June 30, 2008, the Company has determined that the deferred tax liability is a fair approximation of the amounts that may eventually become payable.

L. Earnings per Common and Common Equivalent Share

The computation of basic earnings per common share is computed using the weighted average number of common shares outstanding during the year. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus common stock equivalents which would arise from their exercise using the treasury stock method and the average market price per share during the year.  No common stock equivalents were outstanding during 2008.

M.   Recent Market Developments

The Company anticipates that a number of factors will adversely impact its liquidity during the second six months of 2008 and in fiscal 2009; higher credit costs in its borrowing transactions due to higher cost of funds, and to a lesser extent, the credit deterioration it is experiencing in our portfolio; and disruptions in the capital markets.

The Company believes that it has sufficient liquidity to operate through fiscal 2009. However, if the credit markets continue to deteriorate, or if economic factors further deteriorate resulting in weaker credit performance, the Company may need to reduce its targeted origination volume to sustain adequate liquidity.

N. Effect of new accounting pronouncements

In June 2008, the Financial Accounting Standards Board (“FASB”) issued Staff Position (“FSP”) EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, “Earnings per Share.” Under the guidance in FSP EITF 03-6-1, unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. FSP EITF 03-6-1 is effective for the Company in fiscal 2009. After the effective date of FSP EITF 03-6-1, all prior-period earnings per share data presented must be adjusted retrospectively. The Company is currently evaluating the potential impact of adopting FSP EITF 03-6-1.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles. SFAS No. 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Company does not anticipate the adoption of SFAS No. 162 will have a material impact on its results of operations, cash flows or financial condition.
In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No.142, Goodwill and Other Intangible Assets. FSP FAS 142-3 also requires expanded disclosure related to the determination of intangible asset useful lives. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact that the adoption of FSP FAS 142-3 will have on its consolidated results of operation, cash flows or financial condition.

In December 2007, the FASB issued Statement No. 141 (revised 2007),”Business Combinations” (“SFAS No. 141R”). SFAS No. 141R establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any controlling interest in the business and the goodwill acquired. SFAS No. 141R further requires that acquisition-related costs and costs associated with restructuring or exiting activities of an acquired entity will be expensed as incurred SFAS No. 141R also establishes disclosure requirements that will require disclosure of the nature and financial effects of the business combination. SFAS No. 141R will impact business combinations for the Company that may be completed on or after August 1, 2009. The Company cannot anticipate whether the adoption of SFAS No. 141R will have a material impact on its results of operations and financial condition as the impact is solely dependent on the terms of any business combination entered into by the Company on or after August 1, 2009.

In December 2007, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin 110 (“SAB 110”). SAB 110 amends and replaces Question 6 of Section D.2 of Topic 14, “Share-Based Payment,” of the Staff Accounting Bulletin series. Question 6 of Section D.2 of Topic 14 expresses the views of the Staff regarding the use of the “simplified” method in developing an estimate of the expected term of “plain vanilla” share options and allows usage of the “simplified” method for share option grants prior to December 31, 2007. SAB 110 allows public companies which do not have historically sufficient experience to provide a reasonable estimate of the expected term of outstanding options to continue use of the “simplified” method for estimating the expected term of “plain vanilla” share option grants after December 31, 2007. The Company will continue to use the “simplified” method until it has enough historical experience to provide a reasonable estimate of expected term in accordance with SAB 110.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position (FSP) No. 157-2, delaying the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value on a nonrecurring basis. The Company has adopted the provisions of SFAS 157.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective of SFAS No. 159 is to provide opportunities to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply hedge accounting provisions. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company does not expect the impact of the adoption of SFAS No. 159 will have a material impact on its financial condition or results of operations.

NOTE 3 - CUMULATIVE EFFECT ADJUSTMENT UPON ADOPTION OF SAB 108

The Company applied the provisions of SAB 108 using the cumulative effect transition method in connection with the preparation of its interim financial statements for the six months ended June 30, 2008. The application of SAB 108 resulted in a decrease of approximately $4,340,000 in Investment in Sales-Type Leases, an increase in Allowance for Doubtful Accounts of approximately $1,811,000 and a corresponding net increase in Total Cost of Revenues of $6,151,000 for the six months ended June 30, 2008.

Prior to the adoption of SAB 108, the Company quantified misstatements using the income statement approach. It does not believe that any of the errors included in the table below are material under the income statement approach. As permitted, when first applying the guidance in SAB 108, prior periods were not restated.

The Company’s SAB 108 adjustments relate the valuation of the collectability of Sales-type Leases. Based on its approach for assessing misstatements prior to the adoption of SAB 108, it had previously concluded that these amounts were immaterial under the income statement approach.

NOTE 4 - NET INVESTMENT IN SALES-TYPE LEASES

The Company’s leasing operations consist principally of leasing vehicles under sales-type leases expiring in various years to 2012. Following is a summary of the components of the Company’s net investment in sales-type leases at June 30, 2008:

Total Minimum Lease Payments to be Received	$40,689,433
Residual Values	22,334,157
Lease Carrying Value	63,023,590
Less: Allowance for Uncollectible Amounts	(1,810,610)
Less: Unearned Income	(19,725,055)
Net Investment in Sales-Type Leases	$41,487,925

Minimum lease payments to be received as of June 30, 2008 for each of the next five years are as follows:

Year ending
2008	$6,942,683
2009	11,124,805
2010	10,626,148
2011	9,358,366
2012	2,637,431
$40,689,433

NOTE 5 -NOTES PAYABLE

At June 30, 2008, the Company had a secured $33 million revolving credit agreement with a bank available to finance the purchase of vehicles for lease. This note is secured by a:

(a) Security interest in all of the Company’s assets, including but not limited to all eligible leases, and the vehicles leased.
(b) Guaranties of Jerry Parish and Victor Garcia, the Company’s majority shareholders.
(c) Assignment of life insurance policies, in the amount of $1,000,000 each, on the lives of Jerry Parish and Victor Garcia.

The revolving credit matures on December 1, 2008, bears interest at Prime Plus 1 ½ %, currently 6%.  The principle is due on maturity, with interest payable monthly.

NOTE 6 – TRANSACTIONS WITH AFFILIATES

During May 2008, the Company leased 40 vehicles to Mint Car and Truck Rentals, LLC. (“Rentals”) a limited liability partnership controlled by the Company’s majority shareholder.  Consequently the Company re-evaluated its accounting for Rentals in accordance with FIN 46(R), "Consolidation of Variable Interest Entities." Since the Company was the source of virtually all of Rentals inventory available for rental, the Company had a decisive influence over Rentals’ profitability. The Company concluded that, as a result of its common ownership, and because substantially all of the activities of Rentals either involved or were conducted on vehicles provided by the Company, Rentals was a VIE. Accordingly, the Company considered itself to be the primary beneficiary of Rentals, and included Rentals’ financial results in its consolidated financial statements through June 30, 2008.

Significant transactions with Rentals include:

June 30, 2008
Cash	$2,678
Mint leases due from Rentals	$1,641,055
Loan balances	$728,358
Revenue generated from Rentals’ leases	$804,721

NOTE 7 – FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments (“SFAS 107”), requires disclosure of fair value information about financial instruments, whether recognized or not in our consolidated balance sheet. Fair values are based on estimates using present value or other valuation techniques in cases where quoted market prices are not available. Those techniques are significantly affected by the assumptions used, including the discount rate and the estimated timing and amount of future cash flows. Therefore, the estimates of fair value may differ substantially from amounts that ultimately may be realized or paid at settlement or maturity of the financial instruments and those differences may be material. SFAS 107 excludes certain financial instruments and all non-financial instruments from the Company’s disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.
Estimated fair values, carrying values and various methods and assumptions used in valuing our financial instruments are set forth below:

		June 30, 2008
		Carrying Value	Estimated Fair Value
Financial assets:
Cash and cash equivalents	(a)	$376,649	$376,649
Investment in sales-type leases – net	(b)	41,487,925	41,487,925

Financial liabilities:
Credit facilities	(c)	32,746,172	32,746,172
Notes payable to shareholders	(d)	363,702	363,702

(a)	The carrying value of cash and cash equivalents is considered to be a reasonable estimate of fair value since these investments bear interest at market rates and have maturities of less than 90 days.

(b)
The fair value of finance receivables is estimated by discounting future cash flows expected to be collected using current rates at which similar loans would be made to borrowers with similar credit ratings and the same remaining maturities.

(c)	Credit facilities have variable rates of interest and maturities of one year or less. Therefore, carrying value is considered to be a reasonable estimate of fair value.

(d)	The fair value of Shareholder notes payable is estimated based on rates currently available for debt with similar terms and remaining maturities.

NOTE 8 -RELATED PARTY TRANSACTIONS
Under an informal arrangement, consulting fees totalling $31,200 were paid to a shareholder for services rendered during the six months ended June 30, 2008.  The Company leases office space from its President and majority shareholder, a related party, pursuant to a lease expiring on August 31, 2009 at the rate of $10,000 per month.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space from its President and majority shareholder, a related party, pursuant to a lease expiring on August 31, 2009 at the rate of $10,000 per month. Rent expense related to this operating lease totalled $60,000 for the six months ended June 30, 2008.   Subsequent to June 30, 2008 the lease was renewed to July 31, 2011 at the rate of $20,000 per month.
Operating lease commitments for years ending December 31 are as follows:

2009	$240,000
2010	240,000
2011	140,000
2012	Nil
2013	Nil
Thereafter	Nil

$620,000

Concentrations of Credit Risk

Financial instruments which potentially subject us to concentrations of credit risk are primarily cash equivalents, and finance receivables. Our cash equivalents are placed through various major financial institutions.  Finance receivables represent contracts with consumers residing throughout the United States, with borrowers located in Texas, Arkansas, Mississippi, Alabama, Georgia, Tennessee and Florida. No other state accounted for more than 10% of managed finance receivables.

Legal Proceedings

As a consumer finance company, we are subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract and discriminatory treatment of credit applicants. Some litigation against us could take the form of class action complaints by consumers and/or shareholders. As the assignee of finance contracts originated by dealers, we may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but can include requests for compensatory, statutory and punitive damages. We believe that we have taken prudent steps to address and mitigate the litigation risks associated with our business activities. In the opinion of management, the ultimate aggregate liability, if any, arising out of any such pending or threatened litigation will not be material to our consolidated financial position or our results of operations and cash flows.

Income Taxes

We adopted the provisions of FIN 48 on January 1, 2008. As of June 30, 2008, we had no liabilities, included on the consolidated balance sheets, associated with uncertain tax position. Due to uncertainty regarding the timing of future cash flows associated with FIN 48 liabilities, a reasonable estimate of the period of cash settlement is not determinable.

NOTE 10 – SUBSEQUENT EVENTS

A.	Premises Lease

On July 31, 2008, the Company renewed its agreement to leases office space from its President and majority shareholder, a related party, to July 31, 2011 at the rate of $20,000 per month.

B.  Notes Payable

Subsequent to the period end, the Company extended its loan facility with its bankers.  The revolving credit arrangement now matures on December 1, 2008, bears interest at Prime Plus 1 ½ %, currently 6%.  The principle is due on maturity, with interest payable monthly.

C.	Merger with Legacy Communications Corporation

On July 18, 2008, The Mint Leasing, Inc., a Texas corporation, (“Mint Texas”) a privately held company, completed the Plan and Agreement of Merger between itself and The Mint Leasing, Inc. (formerly Legacy Communications Corporation) (“Mint Nevada”), and the two shareholders of Mint Texas, pursuant to which Mint Nevada acquired all of the issued and outstanding shares of capital stock of The Mint Leasing, Inc., a Texas corporation, (“Mint Texas”).   In connection with the acquisition of Mint Texas described herein Mint Nevada issued 70,650,000 shares of common stock and 2,000,000 shares of Series B Convertible Preferred stock to the selling stockholders.   Consummation of the merger did not require a vote of the Mint Nevada shareholders.  As a result of the acquisition, the shareholders of Mint Texas own a majority of the voting stock of Mint Nevada, Mint Texas is a wholly owned subsidiary of Mint Nevada and Legacy Communications Corporation changed its name to The Mint Leasing, Inc.   No prior material relationship existed between the selling shareholders and Mint Nevada, any of our affiliates, or any of our directors or officers, or any associate of any of our officers or directors.

The following are pro-forma condensed consolidated Balance Sheet at June 30, 2008 the condensed consolidated and Statement of Operations for the six months ended June 30, 2008 as if the acquisition had occurred on January 1, 2008.

Unaudited Pro Forma Unaudited Combined Balance Sheet
as at June 30, 2008
ASSETS
Cash	$521,648
Investment in sales-type leases, net	41,487,925
Vehicle inventory	401,424
Property and equipment, net	127,269
Other assets	15,299
$42,553,565

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities	$393,691
Credit facilities	32,746,172
Notes payable to shareholders	361,702
Deferred income taxes	2,750,000
36,251,565

STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Common stock	81,579
Preferred stock	2,185
Additional paid in capital	(61,852)
Accumulated deficit	6,280,088
6,302,000
$42,553,565

Unaudited Pro Forma Combined Unaudited Statement of Operations
for the six months ended June 30, 2008
Revenues
Sales-type leases, bet	$26,411,352
Amoritization of unearned income	2,346,305
28,757,657
Cost of Revenues
Cost of sales-type leases	16,091,983
Repossession & cancelled lease	4,902,521
Bad debt expense	990,947
Total cost of revenues	21,985,451

Gross Profit	6,772,206

General & Administrative Expense	13,923,543
Income before other expense	(7,151,337)

Other Expense
Interest expense	(1,101,256)
Other income	35,902
Total other expense	(1,065,354)

Earnings before cumulative effect of change in accounting principle	(8,216,691)

Cumulative effect on prior years
of changing the method of determination of allowance for doubtful accounts	(5,277,748)

NET LOSS pre tax	(13,494,439)

Deferred income taxes	2,750,000

NET LOSS	$(16,244,439)

Common shares outstanding	82,262,318

Earnings per share Basic and Fully Diluted
Net loss before tax and before changing method of bad debt allowance	$(0.10)
Net Loss per share	$(0.20)

(a)	Issuance of Preferred Shares by Mint Prior to Merger

On July 18, 2008 immediately prior to the merger, Mint, then a private company issued 2,000,000 Series A preferred shares for $0.001

(b)	Legacy Debt Conversion

On July 18, 2008 Legacy converted of $78,548 in principal and $ 36,453 in accrued interest under outstanding promissory notes into 11,028,872 shares of Common Stock.  The market value of the stock at the date of conversion of $3.00 was used as an indication of fair value

(c)	Legacy Series A Issuance for Cash

Issuance and sale of 145,000 shares of the Company’s Series A Cumulative Redeemable Preferred Stock, $.001 par value per share (the “Series A Preferred Stock”), in a private placement to Ongoing Solutions, LLC, as a nominee for various persons, none of whom are the beneficial owner of more than 4.99% of the issued and outstanding Series A Preferred Stock, pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) for an aggregate purchase price of $145,000;

(d)	Grant of Options and Warrants

Pursuant to his employment contract, the President, upon closing of the purchase of 100% of the equity interests of the Mint by the Legacy, will be issued an incentive stock option, as defined in the Internal Revenue Code of 1986, as amended, to purchase up to 2,000,000 common shares, par value $0.001, of Parent.  The exercise price of the incentive stock options will be equal to the fair market value of Parent's common stock, determined with reference to the price of the last sale of Parent common stock as reported by the Electronic Bulletin Board on the day of closing of the purchase and sale.  One-third of the original number of options may be exercised respectively on the first, second and third anniversary of the closing of the purchase and sale.  The options will expire ten years after the closing of the purchase and sale.

Issuance of warrants to purchase 2,100,000 Common Shares at prices of $0.10, $0.50, $1.00, $1.50 and $2.00 per share to two consultants in connection with consulting agreements executed with Mint, the private company, as of July 18, 2008 and assumed by Legacy on the closing date.

Based on the guidance in SFAS 133 and EITF 00-19, we concluded that both the conversion option and the warrants were required to be accounted for by marking to market.
Variables used in the Black-Scholes option-pricing model include: (1) 2.25% risk-free interest rate, (2) expected warrant and option life is the actual remaining life of the warrant as of each period end, (3) expected volatility is from 414.827% and (4) zero expected dividends.

(e)	Legacy Disposal of Discontinued Operations

On July 18, 2008 the Company entered into an Assumption and Novation Agreement with holders of $4,881,492 of ongoing principal obligations and accrued interest whereby the obligations were assumed by Legacy Media Corporation, a wholly owned subsidiary of the Company, and the Company was released from any further liability in connection with such obligations.

The agreement further provided for the exchange of 683,342 post split shares of the Company’s Pre-Combination Common Stock owned by E. Morgan Skinner, Jr., Lavon Randall, Jeffrey B. Bate, R. Michael Bull, and trusts which they control (the “Major Stockholders”) for all of the issued and outstanding shares of Legacy Media Corporation pursuant to the terms of a Trust Receipt, Irrevocable Instruction and Irrevocable Proxy (the “Trust Receipt”);

(f)	Mint Deferred Income Taxes

The Company’s financial statements do not include a provision for Income Taxes because the taxable income of Mint is included in the Income Tax Returns of the Stockholders under the Internal Revenue Service "S" Corporation elections.  As an “S” Corporation the Company was eligible to and did so elect to be taxed on a Cash Basis under the provisions of the Internal Revenue Service.

Heretofore the tax losses were taken by the Mint shareholders. There are approximately $13,500,000 of taxes which will become payable and are included herein as deferred income taxes.

(g)	Issue of Common and Preferred Shares for Mint's net assets

On July 18, 2008, The Mint Leasing, Inc., a Texas corporation, (“Mint Texas”) a privately held company, completed the Plan and Agreement of Merger between itself and The Mint Leasing, Inc. (formerly Legacy Communications Corporation) (“Mint Nevada”), and the two shareholders of Mint Texas, pursuant to which Mint Nevada acquired all of the issued and outstanding shares of capital stock of The Mint Leasing, Inc., a Texas corporation, (“Mint Texas”).   In connection with the acquisition of Mint Texas described herein Mint Nevada issued 70,650,000 shares of common stock and 2,000,000 shares of Series B Convertible Preferred stock to the selling stockholders.   Consummation of the merger did not require a vote of the Mint Nevada shareholders.  As a result of the acquisition, the shareholders of Mint Texas own a majority of the voting stock of Mint Nevada, Mint Texas is a wholly owned subsidiary of Mint Nevada and Legacy Communications Corporation changed its name to The Mint Leasing, Inc.   No prior material relationship existed between the selling shareholders and Mint Nevada, any of our affiliates, or any of our directors or officers, or any associate of any of our officers or directors

As a result of the transactions on July 18, 2008, Jerry Parish acquired control of the Company as a result of the acquisition, individually and as trustee, of 78.8% of the outstanding Post-Combination Common Stock and 100% of the Series B Preferred Stock in exchange for all of the outstanding shares of common stock and all of the outstanding shares of preferred stock of Mint Texas.  The Company was previously controlled by E. Morgan Skinner, Jr., Lavon Randall, Jeffrey B. Bate, and R. Michael Bull or trusts controlled by them.  There are no arrangements or understandings between the former and new control groups or their associates with respect to the election of directors or other matters.

(h)	Elimination Legacy’s Stockholders’ Equity.

		Total Elimination
	Legacy share capital - Common	81,580
	Legacy share capital - Preferred	2,185
	Legacy additional paid in capital	21,187,302
	Legacy accumulated deficit	(23,876,067)
	Adjusted book value of Legacy net assets	(2,605,000)

(i)	Record Value Assigned to Legacy Under Reverse Merger Accounting

As at the date of the transaction, Legacy does not have any significant ongoing operations or non-continued assets and as a result the transaction will be accounted for as a recapitalization using accounting principles applicable to reverse acquisitions and accordingly, no goodwill is recorded and the value assigned to Legacy is equal to the book value of the net assets of Legacy as at the date of the transaction. As at June 30, 2008, the adjusted net book value of the net assets deficiency of Legacy  (as calculated in (h) above) is $ (25,725,363).

(j)	Restatement of Share Capital Under Reverse Merger Accounting

In accounting for this reverse merger, the legal share capital is that of Legacy (the legal parent) and the value of the share capital is calculated as described above.   The share capital calculations take into account the 20:1 reverse split and the surrender of the Legacy subsidiary shares.

Upon completion of this transaction, Mint will have 81,578,976 of its $US 0.001 par value common share issued and outstanding and 185,000 of its $ 0.001 pare value Series A preferred shares issued and outstanding and 2,000 of its $ 0.001 par value Series B preferred shares issued and outstanding.

	In addition, Mint will have 2,100,000 warrants and 2,000,000 options to purchase common shares.

Exhibit 99.05
Unaudited Pro-Forma Condensed Combined Financial Statements as of June 30, 2008 and for the period ended June 30, 2008

EX-99.05

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following pro forma combined balance sheet and statement of operations have been derived from the balance sheet and statement of operations of Legacy Communications Corporation.  ("Legacy") at June 30, 2008 and for the six months then ended, and adjusts such information to give effect to the acquisition of The Mint Leasing, Inc.,  ("Mint"), as if the acquisition had occurred at June 30, 2008. The pro forma combined balance sheet and statement of operations are presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at June 30, 2008. The pro forma balance sheet and statement of operations should be read in conjunction with the notes thereto and Mint’s financial statements and related notes thereto contained elsewhere in this filing.

On July 18, 2008, Legacy Communications Corp., a Delaware corporation (“Legacy” or the “Company”), filed a Current Report on Form 8-K (the “Original Filing”) announcing, among other things, the merger of The Mint Leasing,, Inc. (“Mint") a privately held Texas corporation  with and into a wholly-owned subsidiary of Legacy  (the “Merger”), and that as a result Mint became a wholly owned subsidiary of Legacy.

It is the intention of the parties for Legacy to divest itself of those operations designated as Discontinued Operations in Legacy's June 30, 2008 Form 10-QSB, upon completion of the merger.

For accounting purposes, this transaction was treated as an acquisition of Legacy and a recapitalization of Mint. Mint is the accounting acquirer and the results of its operations carryover. Accordingly, the operations of Legacy are not carried over.

The pro forma combined financial statements at June 30, 2008 and for the six months then ended are presented based on this recapitalization, whereby upon completion of this transaction, Mint will have 81,578,976 of its $ 0.001 par value common share issued and outstanding and 185,000 of its $ 0.001 par value Series A preferred shares issued and outstanding and 2,000,000 of its $ 0.001 par value Series B preferred shares issued and outstanding. as of June 30, 2008.

Pro Forma Unaudited Combined Balance Sheet as at June 30, 2008
	Mint	Legacy	Mint Pre Merger Preferred	Legacy Debt Conversion	Legacy Preferred Issuance	Options and Warrants	Legacy Disposal	Mint Deferred Taxes	Issue Shares to Mint	Elimination of Legacy Equity	Assign Value to Legacy under Reverse Merger	Restate Share Capital	Combined Mint
	30-Jun-08	30-Jun-08	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	30-Jun-08

ASSETS
Cash	$ 280,823	$ -			$ 145,000	$ -	$ -	$ -	$ -	$ -	$ -		$ 425,823
Investment in sales-type leases, net	41,487,925				-					-	-		41,487,925
Vehicle inventory	401,424				-					-	-		401,424
Property and equipment, net	127,269	-			-								127,269
Assets held for resale		1,214,373					(1,214,373)						-
Other assets	111,124				-					-	-		111,124
	$ 42,408,565	$ 1,214,373	$ -	$ -	$ 145,000	$ -	$ (1,214,373)	$ -	$ -	$ -	$ -	$ -	$ 42,553,565

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities	$ 393,691	$ 36,453		$ (36,453)	$ -	$ -	$ -		$ -	$ -	$ -		$ 393,691
Credit facilities	32,746,172	78,548		(78,548)	-					-	-		32,746,172
Notes payable to shareholders	363,702		(2,000)										361,702
Deferred income taxes								2,750,000					2,750,000
Liabilities held for resale		4,881,492					(4,881,492)						-
Derivative liability													-
	33,503,565	4,996,493	(2,000)	(115,001)	-	-	(4,881,492)	2,750,000	-	-	-	-	36,251,565

STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Common stock	1,000	869		11,029			(683)		70,365	(81,580)		80,579	81,579
Preferred stock	-	40	2,000		145				2,000	(2,185)		185	2,185
Additional paid in capital	15,912	5,043,040		103,972	144,855	12,299,998	3,667,802		(72,365)	(21,187,302)		(77,764)	(61,852)
Accumulated deficit	8,888,088	(8,826,069)	-	-		(12,299,998)		(2,750,000)		23,876,067	(2,605,000)	(3,000)	6,280,088
	8,905,000	(3,782,120)	2,000	115,001	145,000	-	3,667,119	(2,750,000)	-	2,605,000	(2,605,000)	-	6,302,000
	$ 42,408,565	$ 1,214,373	$ -	$ -	$ 145,000	$ -	$ (1,214,373)	$ -	$ -	$ 2,605,000	$ (2,605,000)	$ -	$ 42,553,565

Pro Forma Combined Unaudited Statement of Operations for the six months ended June 30, 2008
	Mint	Legacy	Mint Pre Merger Preferred	Legacy Debt Conversion	Legacy Preferred Issuance	Options and Warrants	Legacy Disposal	Mint Deferred Taxes	Issue Shares to Mint	Elimination of Legacy Equity	Assign Value to Legacy under Reverse Merger	Restate Share Capital	Combined Mint
	30-Jun-08	30-Jun-08	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	30-Jun-08

Revenues
Sales-type leases, net	$ 26,411,352				$ -	$ -	$ -	$ -	$ -	$ -	$ -		$ 26,411,352
Amortization of unearned income	2,346,305												2,346,305
	28,757,657	-	-	-	-					-	-	-	28,757,657

Cost of Revenues
Cost of sales-type leases	16,091,983												16,091,983
Repossession & cancelled lease	4,902,521												4,902,521
Bad debt expense	990,947												990,947
Total cost of revenues	21,985,451	-	-	-	-	-	-	-	-	-	-	-	21,985,451

Gross Margins	6,772,206	-	-	-	-					-	-	-	6,772,206

General & Administrative Expense	1,623,545					12,299,998							13,923,543

Income before other income (expense)	5,148,661	-	-	-	-	(12,299,998)	-	-	-	-	-	-	(7,151,337)

Other Income (expense)
Interest expense	(1,096,543)	(4,713)											(1,101,256)
Gain on derivative liability													-
Gain on disposal							-						-
Loss on debt conversion													-
Other income	35,902												35,902
Total other income (expense)	(1,060,641)	(4,713)	-	-	-	-	-	-	-	-	-	-	(1,065,354)

Earnings before cumulative effect of change in accounting principle	4,088,020	(4,713)	-	-	-	(12,299,998)	-		-	-	-	-	(8,216,691)

Cumulative effect on prior years
of changing the method of determination of allowance for doubtful accounts	(4,812,471)	(465,277)											(5,277,748)

NET INCOME (LOSS) pre tax	(724,451)	(469,990)	-	-	-	(12,299,998)	-	-	-	-	-	-	(13,494,439)

Deferred income taxes								2,750,000					2,750,000

NET INCOME (LOSS)	$ (724,451)	$ (469,990)	$ -	$ -	$ -	$(12,299,998)	$ -	$ (2,750,000)	$ -	$ -	$ -	$ -	$ (16,244,439)

Common shares outstanding													82,262,318

Earnings per share Basic and Fully Diluted
Net loss before tax and before changing method of bad debt allowance													$ (0.100)
Net Loss for the period													$ (0.064)
													$ (0.164)

(a)	Issuance of Preferred Shares by Mint Prior to Merger

On July 18, 2008 immediately prior to the merger, Mint, then a private company issued 2,000,000 Series A preferred shares for $0.001 per share.

(b)	Legacy Debt Conversion

On July 18, 2008 Legacy converted of $78,548 in principal and $ 36,453 in accrued interest under outstanding promissory notes into 11,028,872 shares of Common Stock.  The market value of the stock at the date of conversion of $3.00 was used as an indication of fair value.

(c)	Legacy Series A Issuance for Cash

Issuance and sale of 145,000 shares of the Company’s Series A Cumulative Redeemable Preferred Stock, $.001 par value per share (the “Series A Preferred Stock”), in a private placement to Ongoing Solutions, LLC, as a nominee for various persons, none of whom are the beneficial owner of more than 4.99% of the issued and outstanding Series A Preferred Stock, pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) for an aggregate purchase price of $145,000;

(d)	Grant of Options and Warrants

Pursuant to his employment contract, the President, upon closing of the purchase of 100% of the equity interests of the Mint by the Legacy, will be issued an incentive stock option, as defined in the Internal Revenue Code of 1986, as amended, to purchase up to 2,000,000 common shares, par value $0.001, of Parent.  The exercise price of the incentive stock options will be equal to the fair market value of Parent's common stock, determined with reference to the price of the last sale of Parent common stock as reported by the Electronic Bulletin Board on the day of closing of the purchase and sale.  One-third of the original number of options may be exercised respectively on the first, second and third anniversary of the closing of the purchase and sale.  The options will expire ten years after the closing of the purchase and sale.

Issuance of warrants to purchase 2,100,000 Common Shares at prices of $0.10, $0.50, $1.00, $1.50 and $2.00 per share to two consultants in connection with consulting agreements executed with Mint, the private company, as of July 18, 2008 and assumed by Legacy on the closing date.

Based on the guidance in SFAS 133 and EITF 00-19, we concluded that both the conversion option and the warrants were required to be accounted for by marking to market.
Variables used in the Black-Scholes option-pricing model include: (1) 2.25% risk-free interest rate, (2) expected warrant and option life is the actual remaining life of the warrant as of each period end, (3) expected volatility is from 414.827% and (4) zero expected dividends.

(e)	Legacy Disposal of Discontinued Operations

On July 18, 2008 the Company entered into an Assumption and Novation Agreement with holders of $4,881,492 of ongoing principal obligations and accrued interest whereby the obligations were assumed by Legacy Media Corporation, a wholly owned subsidiary of the Company, and the Company was released from any further liability in connection with such obligations.

The agreement further provided for the exchange of 683,342 post split shares of the Company’s Pre-Combination Common Stock owned by E. Morgan Skinner, Jr., Lavon Randall, Jeffrey B. Bate, R. Michael Bull, and trusts which they control (the “Major Stockholders”) for all of the issued and outstanding shares of Legacy Media Corporation pursuant to the terms of a Trust Receipt, Irrevocable Instruction and Irrevocable Proxy (the “Trust Receipt”);

The details of the discontinued operations are summarized in Schedule 1 below

(f)	Mint Deferred Income Taxes

The Company’s financial statements do not include a provision for Income Taxes because the taxable income of Mint is included in the Income Tax Returns of the Stockholders under the Internal Revenue Service "S" Corporation elections.  As an “S” Corporation the Company was eligible to and did so elect to be taxed on a Cash Basis under the provisions of the Internal Revenue Service.

Heretofore the tax losses were taken by the Mint shareholders. There are approximately $13,500,000 of taxes which will become payable and are included herein as deferred income taxes.

(g)	Issue of Common and Preferred Shares for Mint's net assets

On July 18, 2008, The Mint Leasing, Inc., a Texas corporation, (“Mint Texas”) a privately held company, completed the Plan and Agreement of Merger between itself and The Mint Leasing, Inc. (formerly Legacy Communications Corporation) (“Mint Nevada”), and the two shareholders of Mint Texas, pursuant to which Mint Nevada acquired all of the issued and outstanding shares of capital stock of The Mint Leasing, Inc., a Texas corporation, (“Mint Texas”).   In connection with the acquisition of Mint Texas described herein Mint Nevada issued 70,650,000 shares of common stock and 2,000,000 shares of Series B Convertible Preferred stock to the selling stockholders.   Consummation of the merger did not require a vote of the Mint Nevada shareholders.  As a result of the acquisition, the shareholders of Mint Texas own a majority of the voting stock of Mint Nevada, Mint Texas is a wholly owned subsidiary of Mint Nevada and Legacy Communications Corporation changed its name to The Mint Leasing, Inc.   No prior material relationship existed between the selling shareholders and Mint Nevada, any of our affiliates, or any of our directors or officers, or any associate of any of our officers or directors

As a result of the transactions on July 18, 2008, Jerry Parish acquired control of the Company as a result of the acquisition, individually and as trustee, of 78.8% of the outstanding Post-Combination Common Stock and 100% of the Series B Preferred Stock in exchange for all of the outstanding shares of common stock and all of the outstanding shares of preferred stock of Mint Texas.  The Company was previously controlled by E. Morgan Skinner, Jr., Lavon Randall, Jeffrey B. Bate, and R. Michael Bull or trusts controlled by them.  There are no arrangements or understandings between the former and new control groups or their associates with respect to the election of directors or other matters.

(h)	Elimination Legacy’s Stockholders’ Equity.

		Total Elimination
	Legacy share capital - Common	81,580
	Legacy share capital - Preferred	2,185
	Legacy additional paid in capital	21,187,302
	Legacy accumulated deficit	(23,876,067)
	Adjusted book value of Legacy net assets	(2,605,000)

(i)	Record Value Assigned to Legacy Under Reverse Merger Accounting

As at the date of the transaction, Legacy does not have any significant ongoing operations or non-continued assets and as a result the transaction will be accounted for as a recapitalization using accounting principles applicable to reverse acquisitions and accordingly, no goodwill is recorded and the value assigned to Legacy is equal to the book value of the net assets of Legacy as at the date of the transaction. As at June 30, 2008, the adjusted net book value of the net assets deficiency of Legacy  (as calculated in (h) above) is $ (25,725,363).

(j)	Restatement of Share Capital Under Reverse Merger Accounting

In accounting for this reverse merger, the legal share capital is that of Legacy (the legal parent) and the value of the share capital is calculated as described above.   The share capital calculations take into account the 20:1 reverse split and the surrender of the Legacy subsidiary shares.

Upon completion of this transaction, Mint will have 81,578,976 of its $US 0.001 par value common share issued and outstanding and 145,000 of its $ 0.001 pare value Series A preferred shares issued and outstanding and 2,000 of its $ 0.001 par value Series B preferred shares issued and outstanding.

	In addition, Mint will have 2,100,000 warrants and 2,000,000 options to purchase common shares.

	Adjustments are required to reconcile the pro-forma consolidated share capital as follows:

						Additional		Total
		Common Stock		Preferred Stock		Paid In		Stockholders
		Shares	Amount	Shares	Amount	Capital	Deficit	Equity

	Legacy at June 30, 2008	868,958	869	40,000	40	5,043,040	(8,826,069)	(3,782,120)
	Mint at June 30, 2008	1,000	1,000			15,912	8,888,088	8,905,000

(a)	Issuance of Preferred Shares by Mint Prior to Merger			2,000,000	2,000			2,000

(b)	Legacy Debt Conversion	11,028,872	11,029			103,972	-	115,001

(c)	Legacy Preferred Issuance			145,000	145	144,855		145,000

(d)	Options and Warrants					12,299,998	(12,299,998)	-

(e)	Legacy Disposal	(683,342)	(683)			3,667,802	-	3,667,119

(f)	Mint Deferred Taxes						(2,750,000)	(2,750,000)

(g)	Issue Shares to Mint shareholders	70,365,000	70,365	2,000,000	2,000	(72,365)		-

(h)	Elimination of Legacy's Stockholders’
	Equity.	(81,580,000)	(81,580)	(2,185,000)	(2,185)	(21,187,302)	23,876,067	2,605,000

(i)	Record Value Assigned to Legacy
	Under Reverse Merger Accounting					-	(2,605,000)	(2,605,000)

	Restate share capital	82,261,830	80,579	185,000	185	(77,764)	(3,000)	-

		82,262,318	81,579	2,185,000	2,185	(61,852)	6,280,088	6,302,000

SCHEDULE 1 - SUMMARY OF DISCONTINUED OPERATIONS

	ASSETS

	June 30, 2008	December 31, 2007

CURRENT ASSETS
Cash	$ -	$ 338
Prepaid expenses	500	35,820
Total Current Assets	500	36,158

PROPERTY AND EQUIPMENT – NET	512,603	561,312

OTHER ASSETS
FCC licenses – Net	459,914	506,897
Deposits	475	6,035
Construction in progress	240,881	249,610
Total Other Assets	701,270	762,542

TOTAL ASSETS	$ 1,214,373	$1,360,012

	LIABILITIES

	June 30,	December 31,
	2008	2007
CURRENT LIABILITIES
Bank overdraft	$ 1,386
Accounts payable	433,049	348,930
Accrued liabilities	1,124,743	1,030,862
Other liabilities	84,597	84,702
Other liabilities – related party	193,719	190,563
Deposits on station sales	6,000	6,000
Income tax payable	24,752	24,752
Notes payable – related parties	685,375	682,775
Notes payable – current	1,327,763	1,326,877
Accrued interest payable – related parties	235,702	229,862
Accrued interest payable	745,435	655,029
Total Current Liabilities	4,862,521	4,580,352

LONG-TERM LIABILITY
Notes payable	18,971	21,502
Total Long-Term Liability	18,971	21,502

Total Liabilities	4,881,492	4,601,854